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                                                                 Exhibit 10.16

         Agreement on Construction of Complete Municipal Facilities
                  Shanghai Songjiang Export Processing Zone

OmniView Technology International Ltd. has signed the Contract on the Transfer of State-owned Land Use Right with Songjiang District Building and Land Administrative Bureau, obtaining the right for using the land block No. III -11 in Songjiang Export Processing Zone for the purpose of establishing industrial enterprise. The said land block covers an area of 41,564 m/2/.

Shanghai Songjiang Export Processing Zone Administrative Committee will be responsible for the comprehensive construction of the municipal facilities beyond the red line of the land block, and meet the requirements of "six connections" and "one smoothness" as indicated below: (1) with urban road; (2) with water supply pipe network, and may apply to Songjiang Water Works for water supply; (3) with sewage pipe, and may apply to Songjiang Sewage Treatment Plant for proper treatment provided that the sewage discharge standard as specified by Shanghai is complied with; (4) with rain pipe, which may accommodate the surface water of the plant; (5) with communication facilities, and may apply for the installation of telephone and fax machine; (6) with power supply facilities
(10KV), and may apply for electricity supply; (7) Shanghai Songjiang Export Processing Zone Administrative Committee will be responsible for the removal of the existing buildings, air or underground pipelines on the land block to be transferred, and the land shall maintain the present status as a field, with the elevation of the land surface smooth.

In view of the above conditions, it has been decided through consultations between Songjiang District Building and Land Administrative Bureau and Shanghai Songjiang Export Processing Zone Administrative Committee that the Contract on the Transfer of State-owned Land Use Right concerning the land block III-11 (undeveloped land) in the Songjiang Export Processing Zone shall be signed by Songjiang District Building and Land Administrative Bureau with the transferee. The expenses involved in the "six connections" beyond the land block and the "one smoothness" within the land block will be directly collected by Shanghai Songjiang Export Processing Zone Administrative Committee. The agreement is hereby signed as follows:

1. The expenses for the construction of complete municipal facilities beyond the land block will be calculated on the basis of USD 5.00/m2. As the total area of the land block is 41,564/m2, the total amount of USD 207,820 shall be collected. OmniView Technology International Ltd. has paid USD 40,000 as the deposit for land transfer, therefore, it should make the actual payment of USD 167,820. The transferee of the land agrees to pay off the expenses by February 27, 2001. The expenses may also be paid in Renminbi, and the rate of exchange between the U.S. dollar and the Renminbi shall be based on the intermediate rate of the foreign exchange rate (U.S. dollar/Renminbi) as provided by the People's Bank of China on the date when the agreement is signed. The Renminbi to be paid shall be transferred to the account No. 937710023900152 of the People's Construction Bank of China Shanghai Branch Songjiang Sub-branch.

2. When the transferee of the land block No. III-11 in Songjiang Export Processing Zone undertakes construction in the land block, it shall go through the application formalities with regard to transportation, water supply, electricity supply, sewage discharge, installation of telephone, and the lead-in project from the joint of the main road and the
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main pipeline beyond the land block, and pay the fees incurred herein.
Shanghai Songjiang Export Processing Zone Administrative Committee may assist the transferee of the land block in carrying out the above formalities.

3. When undertaking construction on the transferred land block, the transferee or the construction unit entrusted shall timely repair the damage done to the related drain, waterway, cable, other pipeline or buildings in the neighboring area, or undertake reconstruction, and bear the corresponding fees incurred herein.

4. Within the land use term, the transferee shall give proper protection to the land block and the related municipal facilities to avoid damage, otherwise, it shall bear all the repair fees incurred herein.

5. This agreement shall enter into force together with the Contract on the Transfer of State-owned Land Use Right concerning the land block transferred.

6. This agreement is made in quadruplicate, with either party holding two copies.


Party A: Shanghai Songjiang Export Processing Zone Administrative Committee

Representative:

Party B: OmniView Technology International Ltd.

Representative:

Date of Signature: December 28, 2000

Place of Signature: Songjiang, Shanghai